SETTLEMENT AGREEMENT

     This SETTLEMENT AGREEMENT (this "Agreement") dated as of September 24, 2004 is by and among James A. Todd ("Mr. Todd") and AF Financial Group, on its own behalf and on behalf of all of its affiliates, which for purposes of this Agreement includes AF Bank, a federally chartered savings bank, AF Insurance Services, Inc., AF Brokerage, Inc., AsheCo, MHC, Alleghany, Ashe & Grayson, Inc. ("AAG, Inc") and any other person, group, or company controlling, controlled by, or under common control with AF Financial Group (collectively referred to in this Agreement as "AF Financial Group and its affiliates" or "AF Financial Group or its affiliates", and the term "affiliates" when mentioned in this Agreement along with AF Financial Group shall refer broadly to all the affiliates specifically and generally of AF Financial Group as referenced above).  Mr. Todd and AF Financial Group and its affiliates are hereinafter referred to as the "parties."

     Whereas, Mr. Todd formerly served as President and Chief Executive Officer of AF Financial Group, a federally chartered thrift holding company, and also formerly served in positions with the affiliates of AF Financial Group, including its wholly owned subsidiary AF Bank,

     Whereas, Mr. Todd continues to serve as a director of AF Financial Group and some of its affiliates,

     Whereas, the employment and compensation agreements AF Financial Group and its affiliates have entered into with Mr. Todd in his capacities as officer and director of AF Financial Group and its affiliates include the following:

       1)  Employment Agreement dated as of November 18, 2002 between Mr. Todd and AF Financial Group,

       2)  Employment Agreement dated as of November 18, 2002 between Mr. Todd and AF Bank,

       3)  Salary Continuation Fixed and Flexible Premium Life Insurance Agreement dated as of April 15, 2002 between Mr.Todd and AF Financial Group,

        4) Retirement Payment Agreement dated as of July 1, 1995 between Mr. Todd and the predecessor of AF Bank,

       Whereas, AF Financial Group and its affiliates believe that all prior actions with respect to the termination and removal of Mr. Todd have been proper and for sufficient cause; however, Mr. Todd has threatened litigation and there is an ongoing dispute between Mr. Todd, on the one hand, and AF Financial Group and its affiliates, on the other, concerning the circumstances of termination of Mr. Todd's employment and concerning his rights and interests under the agreements to which he is a party,
      Whereas, desiring to avoid the burdens and costs associated with litigation, and the risks attendant to both sides in the litigation process, the parties to this Agreement desire to set forth herein the terms of a negotiated agreement resolving the dispute with Mr. Todd and to provide for an amicable conclusion of the relationship between Mr. Todd and AF Financial Group and its affiliates, effective immediately.

       Now, Therefore, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

        1.   Resignation of Mr. Todd as Director.  Effective immediately, Mr. Todd hereby resigns as Director of AF Financial Group and its affiliates, including without limitation AsheCo, MHC and AAG, Inc.  On behalf of itself and its affiliates, AF Financial Group and its affiliates hereby accept Mr. Todd's resignations.

        2.   Consent by Mr. Todd to prior corporate action. Mr. Todd hereby consents to his prior removal as Chairman of the Board of AF Financial Group, his prior removal as Chairman of the Board of AsheCo, MHC, his prior removal as Chairman of the Board and Director of AF Bank, his prior removal as Chairman of the Board, Director and Officer of AF Insurance Services, Inc., his prior removal as Chairman of the Board, Director and Officer of AF Brokerage, Inc., and his prior termination from employment and other positions held by him with AF Financial Group and its affiliates.

        3.  Non-Compete, Confidentiality and Non-Solicitation agreements. The non-compete, confidentiality and non-solicitation provisions found in Sections 12, 13 and 14 of the Employment Agreements between Mr. Todd and AF Financial Group and AF Bank dated November 18, 2002, shall continue in full force and effect, and Mr. Todd agrees that he is to abide by the restrictions set forth therein with the following modifications.

       (a) Non-compete:  The covenant not to compete provisions shall be limited to a territorial restriction consisting of Alleghany, Ashe and Watauga Counties, and shall continue only until 1 June 2005.  Mr. Todd agrees that the remaining terms of Section 12 of the Employment Agreements shall remain in full force and effect, except that all the terms beginning with the words "provided, however" and continuing to the end of Section 12 are not applicable.

      (b)  Confidentiality: The confidentiality provisions shall remain in full force and effect.

      (c)  Non-Solicitation:  The nonsolicitation provisions shall remain in full force and effect, except they shall continue only until 1 June 2005.

      (d)  General terms:  Mr. Todd agrees that the terms of these restrictions are reasonable and that if he breaches any of these terms, AF Financial Group and its affiliates shall be entitled to an injunction against him, without bond, restraining such breach, plus an award of attorneys' fees and costs against him relating to such proceeding.

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        4.  Settlement Payments to Mr. Todd and other terms.

        (a)  AF Financial Group shall cause AF Bank to pay to Mr. Todd a severance settlement payment in cash in the amount of $209,000.00, less federal, state and other tax withholdings required for the payment of wages, and less the amounts necessary to satisfy and cancel loans to Mr. Todd and his wife, as follows: (1) Home Equity Line of Credit, loan number 400032917, in the principal amount of $15,298.27, plus any accrued but unpaid interest through the date of satisfaction; and (2) Home Mortgage, loan number 400091428, in the principal amount of $83,359.94, plus any accrued but unpaid interest through the date of satisfaction.  The payment, after the required deductions, shall be made in a single lump sum on the eighth day after execution of this Agreement, when the Release given by Mr. Todd in section 6 of this Agreement shall have become effective (but no payment shall be due to Mr. Todd under this Agreement if he revokes the Release).  The foregoing amount is agreed upon by all parties.  It is further agreed that upon the deductions for the Home Equity Line of Credit and the Home Mortgage, as described above, the loans shall be marked satisfied and the deeds of trust for such loans shall be canceled by AF Bank, and the parties agree that no further credit shall be extended to Mr. Todd or his wife by AF Bank or by AF Financial Group and its affiliates.

       (b)  Except for the additional payment as described in paragraph (c) below, the amount payable to Mr. Todd under paragraph (a) represents full payment for and settlement of Mr. Todd's rights and interests for all claims of any kind, including without limitation, claims under the Employment Agreement dated as of November 18, 2002 between Mr. Todd and AF Financial Group, the Employment Agreement dated as of November 18, 2002 between Mr. Todd and AF Bank, and the Salary Continuation Fixed and Flexible Premium Life Insurance Agreement dated as of April 15, 2002 between Mr. Todd and AF Financial Group.  The parties acknowledge that the payments in (a) and (c) are a reasonable resolution of the dispute between the parties.

        (c)  AF Bank shall pay to Mr. Todd an additional settlement payment in cash in the amount of $101,000.00, representing an agreed estimate of the present value of what would otherwise be payable to Mr. Todd under the Retirement Payment Agreement dated July 1, 1995 with the predecessor of AF Bank, less federal, state and other tax withholdings required for the payment of wages.  The payment, after the required deductions, shall be made in a single lump sum on the eighth day after execution of this Agreement, when the Release given by Mr. Todd in section 6 of this Agreement shall have become effective (but no payment shall be due to Mr. Todd under this Agreement if he revokes the Release).

        (d)  The only rights of Mr. Todd under AF Financial Group's Employee Stock Ownership Plan are the right to have issued to him a stock certificate, which is in the process of being issued, for 2308 shares of stock in AF Financial Group and a check in the amount of $5.40 for the remaining fractional share interests he has under the Plan.  Otherwise, Mr. Todd agrees that he has no other rights or claims of any kind whatsoever under the Plan, now or in the future, and he agrees that the shares issued to him under the AF Financial Group Employee Stock Ownership Plan as described above shall be subject to the same limitations imposed on his other shareholdings of AF Financial Group as described in Section 5 below.

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        (e)  Mr. Todd agrees that he has already received all sums due him under AF Financial Group's or affiliates' 401(k) retirement plan and that he has no rights or claims of any kind whatsoever under the 401(k) retirement plan, now or in the future.

        (f) The parties agree that Mr. Todd's rights, if any, under AF Bank's Recognition and Retention Plan and the Stock Option Plan of AF Bank are canceled and he has no rights or claims under either such plan, now or in the future.

        (g) Notwithstanding any other provisions of this Agreement, all payments and other consideration made or provided to Mr. Todd under this Agreement shall be subject to all applicable federal, state, and local tax and other withholding requirements.

        (h) Mr. Todd warrants that his wife's only ownership of AF Financial Group stock is her joint ownership with him of 5,000 shares of stock, which stock is beneficially owned by him. Such stock, together with all stock owned individually by Mr. Todd, is referred to for purposes of this Agreement as "Mr. Todd's Stock" and is stock beneficially owned by Mr. Todd which he warrants that he has the right to convey.  As described in more detail below, Mr. Todd agrees that he will use his best efforts to sell all of Mr. Todd's Stock in AF Financial Group within one (1) year and that, in any event, he will sell all such stock not later than five (5) years from the date of this Agreement and that neither he nor his wife will purchase, either directly or indirectly, any stock of AF Financial Group or its affiliates at any time in the future.

         5.  Mr. Todd's agreement relating to his stock ownership in AF Financial Group.  In order for Mr. Todd to end his entire involvement with AF Financial Group and its affiliates, Mr. Todd will need to sell all of Mr. Todd's Stock in AF Financial Group.  It is important to Mr. Todd that he not be forced to sell Mr. Todd's Stock by an unreasonable deadline in a way that could impact the price of the stock and it is important to AF Financial Group that if Mr. Todd continues as a shareholder for any period of time that there are no disputes or controversies with him because of or arising out of his status as shareholder.  Accordingly, the parties agree that Mr. Todd will use his best efforts to sell all of Mr. Todd's Stock in AF Financial Group within one (1) year but no later than five (5) years from the date of this Agreement and that the following additional terms will be in place during the time that Mr. Todd and his wife remain shareholders of AF Financial Group: (1) Mr. Todd will execute contemporaneously with this Agreement a proxy in the form attached to this Agreement in which he will irrevocably give his proxy to vote his shares during the entire time that he remains a shareholder of AF Financial Group; (2) Mr. Todd will not acquire any additional shares of stock of AF Financial Group beyond those he owns at this time and beyond those that are issued to Mr. Todd under AF Financial Group's Employee Stock Ownership Plan as described in Section 4 above; (3) Mr. Todd will not attend or demand to attend any shareholder meetings, Board meetings or other corporate meetings of AF Financial Group or its affiliates; (4) Mr. Todd will not, in his capacity as a shareholder, make any demands or claims of any kind, nor will he bring any legal action of any kind, against AF Financial Group or its affiliates, or any of their Board members, or any officers, agents or employees, for any matters arising out of or relating to his stock ownership; (5) Mr. Todd agrees that all prior requests made by him or his attorneys, as a shareholder, for access to corporate records of AF Financial Group or its affiliates are hereby withdrawn and Mr. Todd agrees not to make any other such requests for corporate records in the future; (6) Mr. Todd will not

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sell or convey any of Mr. Todd's Stock to a family member, meaning to a spouse, parent, child, sibling, mother or father in law, sister or brother-in-law or son or daughter-in-law; and (7) Mr. Todd agrees that he will take all actions necessary to avoid any disputes and will not be the cause of any disputes with or about AF Financial Group, its affiliates or directors, concerning or arising out of his stock ownership in AF Financial Group.  Mr. Todd agrees that this Section 5 is reasonable and shall be enforceable against him, even though it involves a waiver of rights and unknown claims he otherwise might have in the future concerning or arising out of his stock ownership.  Mr. Todd also agrees that he will never seek a position with AF Financial Group or its affiliates, as a Director, Principal, Officer or employee.  If Mr. Todd violates any of these terms, he shall pay all costs and expenses (including without limitation reasonable attorneys' fees) incurred by AF Financial Group or its affiliates or directors for enforcing the above terms and otherwise defending against any suit, claim, charge, demand, or action.

       6.  Release By Mr. Todd.  In exchange for the payments and other consideration provided for in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Mr. Todd hereby releases, remises, and forever discharges AF Financial Group and its affiliates, including but not limited to, AF Bank, AF Insurance Services, Inc., AF Brokerage, Inc., AsheCo, MHC, AAG, Inc., and all of their respective predecessors, successors, assigns, and directors personally and in their respective capacities, and any other person or entity succeeding to any such person or entity, any and all past or present employees and Executive Officers of AF Financial Group and its affiliates, as well as their attorneys, trustees, custodians, agents, administrators and consultants, of and from any and all claims, demands, rights, charges, actions, interests, debts, obligations, liabilities, damages, costs, expenses, and causes of action of whatever type or nature, whether legal or equitable, whether in tort or in contract, whether known or unknown, that Mr. Todd has or may have against any of them, either individually, jointly, severally, or jointly and severally, of any kind whatsoever, including without limitation those based upon any agreements, transactions, acts, or omissions that have occurred at any time up to and including the date of this Agreement, including without limitation any and all claims, demands, or causes of action arising out of, either directly or indirectly, Mr. Todd's employment or separation from employment with AF Financial Group and its affiliates, including without limitation any rights or causes of action Mr. Todd may have under any of the following statutes/laws -

       1)  Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, et seq.,

       2)  the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq.,
       3)  the Employee Retirement Income Security Act, 29 U.S.C. Section 301, et seq.,
       4)  the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq.,
       5)  the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq.,
       6)  the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq., and
       7)  the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. Section 1161 et seq.,

including any claim for or right to attorneys' fees, costs and expenses thereunder, or otherwise, and specifically including any claim for wages, bonuses, expenses, medical insurance or medical benefits

5

or other benefits or compensation of any kind whatsoever.  However, this Release shall not apply to (a) any rights of Mr. Todd or obligations of AF Financial Group and its affiliates under this Agreement; and (b) any rights Mr. Todd may have in the future to indemnification for claims against him that are covered under the director and officer insurance policies of AF Financial Group or its affiliates as in effect from time to time, it being expressly understood and agreed that this Release does apply to and Mr. Todd does waive any claims or rights to be indemnified for any costs, fees or expenses incurred by him in connection with the termination of his employment and his removal from positions with AF Financial Group and its affiliates as well as any other disputes and matters between him and AF Financial Group or its affiliates leading to the execution of this Agreement.  Mr. Todd shall not sue AF Financial Group or any of its affiliates or directors or make, assert, or maintain any charge, claim, demand, or action against AF Financial Group or any of its affiliates or directors or any such other person or entity for any matter released by the foregoing Release.  If Mr. Todd violates the preceding sentence or the other terms of this Release, he shall pay all costs and expenses (including without limitation reasonable attorneys' fees) incurred by AF Financial Group and its affiliates or directors for enforcing this Release and defending any suit, claim, charge, demand, or action.

      Mr. Todd represents that as of the date of this Agreement he has not sustained or developed any work-related injuries or illnesses during his employment with AF Financial Group or its affiliates.  Mr. Todd further warrants, represents, and covenants that he has withdrawn and will not refile his claim for unemployment benefits with the Employment Security Commission and that he has not assigned to any third party or filed with any agency or court any other claim released by this Agreement.  Mr. Todd agrees and acknowledges that AF Financial Group and its affiliates are relying upon these warranties, representations, and covenants in entering into this Agreement.

       7.  Voluntary Execution; Consideration and Revocation Periods.   Mr. Todd acknowledges that -

       a)  he has entered into this Agreement voluntarily, knowingly, and with the advice of independent legal counsel retained by him,

       b)  he has carefully read and fully understands this Agreement, and

       c)  he has specifically waived any rights under 29 U.S.C. Section 621 et seq. and all provisions of the Older Worker Benefit Protection Act have been complied with, including that this Agreement has been explained to him.

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Mr. Todd acknowledges that he has been advised in writing to consult with his attorney regarding whether he wishes to execute this Agreement.   Mr. Todd further acknowledges that he has been given a period of 21 days to consider this Agreement and that he hereby voluntarily and knowingly waives the 21-day period without fraud, misrepresentation, threat, or duress.  Mr. Todd understands that he may revoke the Release under section 6 of this Agreement within seven days from the date on which he signs this Agreement by giving written notice of such revocation to AF Financial Group within the seven-day revocation period, delivered by hand to Mr. Jan R. Caddell, Vice Chairman, AF Financial Group, 21 East Ashe Street, West Jefferson, North Carolina 28694-0026.   The Release by Mr. Todd in section 6 of this Agreement shall not be effective until seven days have elapsed after execution of this Agreement by Mr. Todd, but unless revoked within that seven-day period shall automatically become effective.   If Mr. Todd revokes the Release within that seven-day period, this Agreement shall be null and void and of no further force or effect, except that Mr. Todd's termination of employment and cessation of service as a director and officer shall be effective regardless of such revocation, and each party shall have only those benefits and rights to which the party would have been entitled had this Agreement not been entered into.

      8.  Release by AF Financial Group and Affiliates.  For itself and its affiliates, AF Financial Group, hereby releases, remises, and forever discharges Mr. Todd and his successors, assigns, agents, and representatives, personally, and in his respective capacities, and any other person or entity succeeding to any such person or entity, from any and all claims, demands, rights, charges, actions, interests, debts, obligations, liabilities, damages, costs, expenses, and causes of action of whatever type or nature, whether legal or equitable, whether in tort or in contract, whether known or unknown, AF Financial Group, or its affiliates or directors have or may have against any of them, either individually, jointly, or severally, or jointly and severally, based upon any agreements, transactions, acts, or omissions that have occurred at any time up to and including the date of this Agreement.  However, this Release shall not apply to (a) any rights of AF Financial Group, or its affiliates or the obligations of Mr. Todd under this Agreement, including the loan obligations to AF Bank which are being satisfied out of the settlement proceeds from this Agreement; (b) Mr. Todd's continuing non-compete, confidentiality and non-solicitation obligations found in the Employment Agreements between Mr. Todd and AF Financial Group and AF Bank, as modified by Section 3 of this Agreement; and (c) any claims for indemnification or contribution that AF Financial Group or its affiliates have or may have against Mr. Todd arising out of claims asserted or filed by a third party in the future (even if based on prior acts or omissions) against AF Financial Group or its affiliates, under circumstances where AF Financial Group or its affiliates either do not have insurance coverage for such claims or the coverage does not allow them to release the right of indemnification or contribution in order for the insurance coverage to continue to be available.  AF Financial Group, and its affiliates covenant not to sue Mr. Todd or make, assert, or maintain any charge, claim, demand, or action, against Mr. Todd for any matter released.  If AF Financial Group, or any of its affiliates violates the preceding sentence or the terms of this Release, AF Financial Group or its affiliates shall pay all costs and expenses (including without limitation reasonable attorneys' fees) incurred by Mr. Todd for enforcing this Release and defending any suit, claim, charge, demand, or action.

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     9.  D&O Insurance.  For seven years, beginning on the date of this Agreement, if and to the extent coverage of former officers and directors is included under AF Financial Group's or affiliates' directors and officers liability insurance policy in effect from time to time, AF Financial Group shall continue or cause to be continued coverage for Mr. Todd under such policy against any claims arising out of his activities as a director and officer of AF Financial Group or affiliates.  However, this covenant on AF Financial Group's part shall not limit AF Financial Group's right to modify its directors and officers insurance coverage from time to time, so long as such changes apply to its officers and directors generally.  Except for the obligations in this paragraph with respect to insurance coverage, AF Financial Group or its affiliates shall have no other obligations to Mr. Todd to indemnify him for any of his activities as a director or officer.

     10.  Other Covenants.

     (a)  The parties agree that upon execution of this Agreement, an SEC Form 8-K in the form attached will be filed along with a copy of this Agreement.

     (b)  Mr. Todd agrees that he will not be involved in any way with any efforts, either directly or indirectly, to acquire, take over, merge with or effect a change in control concerning AF Financial Group or its affiliates, nor will he assist, aid, or abet anyone, or take any action individually, which is designed to replace all or any directors of AF Financial Group or its affiliates.

     (c)  Within thirty (30) days from the date of this Agreement, Mr. Todd and his wife will close all bank accounts with AF Financial Group and its affiliates, and Mr. Todd agrees that he and his wife will not open any bank accounts with AF Financial Group and its affiliates in the future.

     (d)  Mr. Todd agrees to refrain from any publication, oral or written, of a defamatory, disparaging, or otherwise derogatory nature pertaining to any of the directors of AF Financial Group, AF Financial Group, or its affiliates or all past or present employees and Executive Officers of AF Financial Group and its affiliates.

     (e)  Mr. Todd agrees to cooperate with AF Financial Group and its affiliates in the defense of any claims, demands, allegations, or other assertion of legal rights made against AF Financial Group or its affiliates or their directors, officers or employees, by a third party that relate to events occurring before execution of this Agreement and of which Mr. Todd has or may have knowledge.  This agreement to cooperate includes a good faith duty to provide documents and access to information in a timely manner without compulsory legal process and to otherwise provide communication access as to matters which might be at issue in any such legal proceedings.  Except as may be required by law, and except for communications by legal counsel representing the interests of Mr. Todd in connection with any such matter, Mr. Todd agrees that he will not provide any written statements or documents to any third party, including any representative thereof or legal counsel therefore, engaged in legal proceedings against AF Financial Group or its affiliates or their directors, officers or employees, or to any third party actually known by him to be planning to file such legal proceedings, other than as required by a valid subpoena, court order, administrative order, or other legal process requiring the giving of such statements or documents, and, further, that within

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three (3) calendar days after his receipt of any such legal process will provide AF Financial Group notice thereof by completing delivery of a copy of such legal process to its attorney, Jimmy D. Reeves, Vannoy & Reeves, PLLC, Post Office Box 67, West Jefferson, North Carolina 28694, telephone number (336) 246-7172, or fax number (336) 246-5966.  The sole remedy for any breach of this provision shall be relief from similar obligations under Section 10(f) below.

     (f)  AF Financial Group, and its affiliates likewise agree to cooperate with Mr. Todd in the defense of any claims, demands, allegations, or other assertion of legal rights made against Mr. Todd by a third party that relate to events occurring before execution of this Agreement and of which AF Financial Group, or its affiliates have or may have knowledge.  This agreement to cooperate includes a good faith duty to provide documents and access to company-controlled information to Mr. Todd in a timely manner without compulsory legal process and to otherwise provide communication access to employees as to matters which might be at issue in any such legal proceedings.  Except as may be required by law, and except for communications by legal counsel representing the interests of AF Financial Group or its affiliates in connection with such matter, AF Financial Group and its affiliates agree that they will not provide any written statements or documents to any third party, including any representative thereof or legal counsel therefore, engaged in legal proceedings against Mr. Todd, or to any third party actually known by AF Financial Group to be planning to file such legal proceedings, other than as required by a valid subpoena, court order, administrative order, or other legal process requiring the giving of such statements or documents and, further, that within three (3) calendar days after receipt of any such legal process will provide Mr. Todd notice thereof by completing delivery of a copy of such legal process to his attorney, Frank Hirsch, Hunton & Williams, Raleigh, North Carolina, telephone number (919) 899-3148, or fax number (919) 833-6352.  However, the terms of this paragraph shall not apply to any claims, demands, allegations or assertions of legal rights made against Mr. Todd by any employee or former employee of AF Financial Group or its affiliates that relates in any way to the circumstances of Mr. Todd's termination by AF Financial Group and its affiliates. The sole remedy for any breach of this provision shall be relief from similar obligations under Section 10(e) above.

     11.  No Admissions.  The purpose of this Agreement is to settle disputed claims between the parties, avoid the burdens and costs associated with litigation and limit the risks to both sides attendant to the litigation process.  Accordingly, nothing herein shall constitute an admission of any kind that AF Financial Group or its affiliates has at any time, including the present, engaged in any unlawful acts against or toward Mr. Todd or treated him unfairly or improperly in any way.

     12.  Successors and Assigns.  This Agreement is binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns.

     13.  Notices.  Except for the requirements for the revocation notice, if any, under Section 7 above, all notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by certified mail (return receipt requested), or by express delivery service to the following addresses or to such other address as either party may designate by like notice.  Unless otherwise changed by notice, notice shall be properly addressed to

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AF Financial Group, c/o Jimmy D. Reeves, Vannoy & Reeves, PLLC, Post Office Box 67, West Jefferson, North Carolina 28694, and notice shall be properly addressed to Mr. Todd at 849 Clyde Houck Road, Todd, North Carolina  28684.

      14.  Non-Waiver.  No failure by either party to insist upon strict compliance with any term of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other party shall affect or constitute a waiver of the other party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy for that default or any prior, contemporaneous, or subsequent default.  No custom or practice of the parties at variance with any provision of this Agreement shall affect or constitute a waiver of either party's right to demand strict compliance with all provisions of this Agreement.

     15.  Entire Agreement.  This Agreement contains the entire agreement among Mr. Todd, AF Financial Group, and its affiliates concerning the subject matter hereof, superseding all prior or contemporaneous oral or written agreements, understandings, statements, representations, and promises by or among the parties.  Mr. Todd shall continue to have non-compete, confidentiality and non-solicitation obligations under the Employment Agreement dated as of November 18, 2002 between Mr. Todd and AF Financial Group and the Employment Agreement dated as of November 18, 2002 between Mr. Todd and AF Bank, as modified by Section 3 of this Agreement, and otherwise, it is agreed that Mr. Todd shall have no rights or claims of any kind under these Employment Agreements, now or in the future.  Based on the payments to be made to Mr. Todd under this Agreement, it is agreed that the Salary Continuation Fixed and Flexible Premium Life Insurance Agreement dated as of April 15, 2002 between Mr. Todd and AF Financial Group, and the Retirement Payment Agreement dated as of July 1, 1995 between Mr. Todd and the predecessor of AF Bank, are void and of no further force or effect, and that there are no other agreements of any kind under which Mr. Todd has or will have any claims against AF Financial Group and its affiliates, now or in the future.  Mr. Todd acknowledges and agrees that any payments made under this Agreement are in full settlement and discharge of any and all rights or claims Mr. Todd or his estate may have against AF Financial Group and its affiliates of any kind whatsoever, including without limitation those arising out of Mr. Todd's employment with AF Financial Group and affiliates or the termination thereof and that Mr. Todd is entitled to no payments or benefits from AF Financial Group or its affiliates not specifically referenced in this Agreement.

     No alterations, additions, or other changes to this Agreement shall be made or be binding unless made in writing and signed by all parties.

     16.  Governing Law.  To the extent permitted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflicts of law.  The parties hereby agree that any court action shall be brought in the Ashe County Superior Court or, if jurisdiction is appropriate, in the United States District Court for the Western District of North Carolina.  With respect to any such court action, the parties hereby consent and submit to the personal jurisdiction and venue of the state court, and if jurisdiction is appropriate, the federal court.

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    17.  Captions and Counterparts.  Caption headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

     In Witness Whereof, this Settlement Agreement has been executed by Mr. James A. Todd and by AF Financial Group, with authority duly given, this 24th day of September, 2004.

James A. Todd                                                                            AF Financial Group

/s/ JAMES A. TODD                                                                    By:  /s/ JIMMY D. REEVES

Executed on September 24, 2004                                                  Its:  Chairman of the Board
                                                                                                     Executed on September 24, 2004

The following documents are attached hereto as Appendix A
   1)   Irrevocable Proxy and Power of Attorney of James A. Todd
   2)   SEC Form 8 K

IRREVOCABLE PROXY AND POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned stockholder of AF Financial Group, a federally chartered stock holding company (the "Corporation"), do hereby irrevocably appoint the Proxy Committee of the Corporation my true and lawful attorney and proxy, with full power of substitution and revocation, for me and in my name, place and stead, to vote for me, as my proxy, on any action presented to the stockholders of the Corporation, whether pursuant to a meeting, adjournment, written consent or otherwise, according to the number of votes I may then be entitled to cast, hereby granting my said attorney and proxy full power and authority to act for me and in my name, place and stead and to vote upon those matters concerning shares and interest in the Corporation, all as fully as I might or could if personally present.  I hereby ratify and confirm all that my said attorney and proxy may do with respect to any such action presented to the stockholders of the Corporation in my name, place and stead.  This appointment is coupled with an interest, to wit: a certain Settlement Agreement entered into on the 24th day of September, 2004, and is irrevocable by me or any other person.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of September, 2004.

                                                                                                  /s/ JAMES A. TODD         (SEAL)
                                                                                                James A. Todd

                                                                                  SEC Form 8-K

                                                                              [Intentionally omitted]